UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) May 12, 2016

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

Build-A-Bear Workshop, Inc. (the “Company”) held its annual meeting of stockholders on May 12, 2016. The following proposals were submitted by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal 1.     Election of Directors

The following two directors were nominated to serve for three-year terms expiring at the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. The two directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Mary Lou Fiala	11,132,315	783,480	2,217,267
Timothy Kilpin	11,192,398	723,397	2,217,267

Proposal 2.     Ratification of Appointment of Independent Accountants

The stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
13,241,473	889,186	2,403	—

Proposal 3.     Advisory Vote Approving Executive Compensation

The stockholders were asked to approve the executive compensation as disclosed in the Compensation Discussion and Analysis included in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
11,113,683	473,235	328,877	2,217,267

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: May 13, 2016	By:	/s/ Eric R. Fencl
Name: Eric R. Fencl
Title: Chief Administrative Officer, General Counsel & Secretary

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